                                                                   EXHIBIT 10.19



              DIRECTOR SUPPLEMENTAL COMPENSATION BENEFITS AGREEMENT


         This Agreement is made and entered into effective as of _____________, 1999 by and between Bank of Stockdale, F.S.B. with its principal offices located in the City of Bakersfield, Kern County, California (the "Bank"), and ___________________, an individual residing in the State of California (the "Director").

                                R E C I T A L S

         WHEREAS, the Director is an member of the Board of Directors of the Bank and has served in such capacity since [INSERT DATE];

         WHEREAS, the Bank desires to establish a compensation benefit for directors who are not also officers or employees of the Bank in order to attract and retain individuals with extensive and valuable experience as director; and

         WHEREAS, the Director and the Bank wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Director, or as applicable, to the Director's spouse or designated beneficiaries, as the case may be.

         NOW, THEREFORE, in consideration of the services to be performed by the Director in the future, as well as the mutual promises and covenants contained herein, the Director and the Bank agree as follows:

                                A G R E E M E N T

         1.       TERMS AND DEFINITIONS.

                  1.1. ADMINISTRATOR. The Bank shall be the "Administrator" and, solely for the purposes of ERISA, as defined in subparagraph 1.9 below, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

                  1.2. APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of calendar years which shall have elapsed from the date of the Director's commencement of service as a member of the Board of Directors of the Bank and ending on the date payments are to first begin under the terms of this Agreement. Notwithstanding the foregoing or the percentages set forth on Schedule "A", but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be: (i) provided payments have not yet begun hereunder, one hundred percent (100%) upon the occurrence of a "Change in Control" as defined in subparagraph 1.4 below, or the Director's Disability (as defined in subparagraph 1.6 below); and (ii) notwithstanding subclause (i) of this subparagraph 1.2, zero percent (0%) in the event the Director takes any intentional action which prevents the Bank from collecting the proceeds of any life insurance policy which the Bank may happen to own at the time of the Director's death and of which the Bank is the designated beneficiary. Furthermore, notwithstanding the foregoing, or anything contained in this Agreement to the contrary, in the event the Director takes any intentional action which prevents the Bank from collecting the proceeds of any life insurance policy which the Bank may happen to own at the time of the Director's death and of which the Bank is the designated beneficiary: (1) the Director's estate or designated beneficiary shall no longer be entitled to receive the amounts, if any, payable under the terms of this Agreement, and (2) the Bank shall have the right to recover from Director's estate all of the amounts paid to the Director's estate (with respect to amounts, if any, paid prior to the Director's death or paid to the Director's estate) or designated beneficiary (with respect to amounts, if any, paid to the designated beneficiary) pursuant to the terms of this Agreement prior to and after Director's death.


                  1.3. BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Director shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Schedule "C," to receive the benefits, if any, as provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and received by the Administrator prior to the Director's death.

                  1.4. CHANGE IN CONTROL. The term "Change in Control" shall mean the occurrence of any of the following events with respect to the Bank (with the term "Bank", for purposes of this Paragraph 1.4, being deemed to include any parent holding company owning, directly or indirectly, substantially all of the outstanding voting capital stock of Bank): (i) the consummation of a merger pursuant to which shares of the Bank's capital stock are converted into cash, securities or other property (other than a merger of the Bank in which the holders of the Bank's capital stock immediately prior to the merger have the same proportionate ownership of the common stock of the surviving corporation immediately after the merger); (ii) the consummation of any sale or other transfer of all or substantially all the assets of the Bank; or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which become the "beneficial owner" (as defined in Rule 13d-3(d) of the Exchange Act), directly or indirectly, of forty-nine percent (49%) or more of the Bank's outstanding capital stock. Notwithstanding the foregoing. a "Change of Control" shall not be deemed to exist as a result of the acquisition of the Bank by merger pursuant to the Agreement and Plan of Reorganization, dated September 15, 1998, with VIB Corp.

                  1.5 THE CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

                  1.6. DISABILITY/DISABLED. The term "Disability" or "Disabled" shall have the same meaning given such terms in any policy of disability insurance maintained by the Bank for the benefit of directors including the Director. In the absence of such a policy which extends coverage to the Director in the event of disability, the terms shall mean the Director suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Bank, prevents the Director from performing substantially all of the Director's normal duties for the Bank. As a condition to any benefits, the Bank may require the Director to submit to such physical or mental evaluations and tests as the Bank's Board of Directors deems appropriate.

                  1.7. DIRECTOR BENEFITS. The term "Director Benefits" shall mean the benefits determined in accordance with Schedule "B", and reduced or adjusted to the extent: (i) required under the other provisions of this Agreement; including but not limited to, Paragraphs 5, 6 and 7 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Bank; or (iii) required in order for the Bank to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws, (e.g., FICA, FUTA, SDI).

                  1.8. EFFECTIVE DATE. The term "Effective Date" shall mean the date first written above.

                  1.9. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  1.10. NORMAL RETIREMENT DATE. The term "Normal Retirement Date" shall mean the Retirement, as defined below, of the Director upon attainment of age [INSERT RETIREMENT AGE].

                  1.11. PLAN YEAR. The term "Plan year" shall mean the Bank's fiscal year.

                  1.12. RETIREMENT. The term "Retirement" or "Retires" shall refer to the date which the Director acknowledges in writing to the Bank to be the last day of service as a member of the Board of Directors of the Bank.

                  1.13. REMOVAL FOR CAUSE. The term "removal for cause" shall mean the termination of the Director's service as a member of the Bank's Board of Directors by reason of any of the following determined in good faith by disinterested members of the Bank's Board of Directors:

                           (a) The willful, intentional and material breach or
habitual and continued neglect by the Director of his responsibilities;

                           (b) The continuous mental or physical incapacity of
the Director, subject to disability rights under this Agreement;

                           (c) The Director's willful and intentional violation
of any federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Bank, or the rules or regulations of the Federal Deposit Insurance Corporation, Office of Thrift Supervision, or any other regulatory agency or governmental authority having jurisdiction over the Bank, which has a material adverse effect upon the Bank;

                           (d) The written determination by a state or federal
court, banking agency or other governmental authority having jurisdiction over the Bank, that the Director (i) is of unsound mind, or (ii) has committed a gross abuse of authority or discretion with reference to the Bank, or (iii) otherwise is not suitable to continue to serve as a member of the Board of Directors of the Bank;

                           (e) The Director is convicted of any felony or a
crime involving moral turpitude or willfully and intentionally commits a fraudulent or dishonest act; or

                           (f) The Director's willful and intentional
disclosure, without authority, of any secret or confidential information not otherwise publicly available concerning the Bank or taking any action which the Bank's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or inducement of any customer to breach any contract with the Bank.

2.       SCOPE, PURPOSE AND EFFECT.

                  2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Director with an additional incentive to remain to serve as a member of the Board of Directors of the Bank, this Agreement shall not be deemed to constitute a contract of employment between the Director and the Bank nor shall any provision of this Agreement restrict or expand the right of the Bank to remove or cause the removal of the Director including, without limitation, by (i) refusal to nominate the Director for election for any successive term of office as a member of the Board of Directors of the Bank, or
(ii) complying with an order or other directive from a court of competent jurisdiction or any regulatory authority having jurisdiction over the Bank which requires the Bank to take action to remove the Director.

                  2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Director and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Director has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

         3. DIRECTOR BENEFITS PAYMENTS. If the Director shall continue to serve as a member of the Board of Directors until the Normal Retirement Date, the Bank shall pay to the Director the Applicable Percentage of the Retirement Benefit Payments specified in Schedule B commencing on the Director's Retirement, payable annually in one (1) installment at the end of each Plan year, and continuing until the Director's death.

         4. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Director becomes Disabled while serving as a member of the Board of Directors of the Bank at any time after the Effective Date of this Agreement but prior to Retirement, the Director shall be entitled to be paid the Applicable Percentage of the Retirement Benefit Payments specified in Schedule B. The Retirement Benefit Payments shall commence on the Director becoming Disabled, payable annually in one (1) installment at the end of each Plan Year, and continue until the director's death.

         5. PAYMENTS IN THE EVENT DIRECTOR IS TERMINATED PRIOR TO RETIREMENT. As indicated in subparagraph 2.1 above, the Bank reserves the right to remove or cause the removal of the Director under certain circumstances, at any time prior to the Director's Retirement. In the event that the service of the Director shall be terminated, other than by reason of death, Disability or Retirement, prior to the Director's Normal Retirement Date, then this Agreement shall terminate upon the date of such termination; provided, however, that the Director shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Director's termination:

                  5.1. TERMINATION WITHOUT CAUSE. If the Director's service as a member of the Board of Directors of the Bank is terminated for reasons other than as specified in paragraph 5.3 below, and such termination is not subject to the provisions of subparagraph 5.4 below, the Director shall be entitled to be paid the Applicable Percentage of the Retirement Benefit Payments. The Retirement Benefit Payments shall commence on the termination of the Director's service, payable annually in one (1) installment at the end of each Plan Year, and continue until the Director's death.

                  5.2 VOLUNTARY TERMINATION BY THE DIRECTOR. If the Director's service on the Board of Directors is terminated by voluntary resignation on a date when the Applicable Percentage is less than on hundred percent (100%), and such resignation is not subject to the provisions of subparagraph 5.4 below, the Director shall forfeit any and all rights and benefits he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Director by the Bank pursuant to the terms of this Agreement. If the Applicable Percentage is one hundred percent (100%) on the date of such voluntary resignation, the Director shall be paid the Applicable Percentage of the Retirement Benefit Payments. The Retirement Benefit Payments shall commence on the termination of the Director's service, payable annually in one (1) installment at the end of each Plan Year, and continue until the Director's death.

                  5.3. TERMINATION BY REMOVAL FOR CAUSE. The Director agrees that if his service as a member of the Board of Directors of the Bank is terminated by "removal for cause," as defined in subparagraph 1.13 of this Agreement, he shall forfeit all Director Benefits under this Agreement.

                  5.4. TERMINATION BY THE BANK ON ACCOUNT OF OR AFTER A CHANGE IN CONTROL. In the event the Director's service as a member of the Board of Directors of the Bank is terminated in conjunction with, or by reason of, a "Change in Control" (as defined in subparagraph 1.4 above) the Director shall be entitled to be paid the Applicable Percentage of the Retirement Benefit Payments. The Retirement Benefit Payments shall commence on the termination of the Director's service, payable annually in one (1) installment at the end of each Plan year, and continue until the Director's death.

         6. SECTION 280G BENEFITS ADJUSTMENT. The Director acknowledges and agrees that the parties have entered into this Agreement based upon certain financial and tax accounting assumptions. Accordingly, with full knowledge of the potential consequences the director agrees that, notwithstanding anything contained herein to the contrary, in the event that any payment or benefit received or to be received by the Director, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Bank (together with the Director Benefits, the "Total Payments"), will not be deductible (in whole or in part) as a result of Code Section 280G or other applicable provisions of the Code, the Total Payments shall be reduced until no portion of the Total Payments is nondeductible as a result of Section 280G or such other applicable provisions of the Code. For purposes of this limitations:

                           (a) No portion of the Total Payments, the receipt or
enjoyment of which the Director shall have effectively waived in writing prior to the date of payment of any future Director Benefits payments, shall be taken into account;

                           (b) No portion of the total Payments shall be taken
into account, which in the opinion of the tax counsel selected by the Bank and acceptable to the Director, does not constitute a "parachute payment" within the meaning of Section 280 of the Code;

                           (c) Any reduction of the total Payments shall be
applied to reduce any payment or benefit received or to be received by the Director pursuant to the terms of this Agreement and any other plan, arrangement or agreement with the Bank in order determined by mutual agreement of the Bank and Director;

                           (d) Future payments shall be reduced only to the
extent necessary so that Total Payments other than those referred to in clauses
(a) or (b) above in their entirely constitute reasonable compensation for services actually rendered within the meaning of Section 280G of the Code, in the opinion of tax counsel referred to in clause (b) above; and

                           (e) The value of any non-cash benefit or any deferred
payment or benefit included in the Total Payments shall be determined by independent auditors selected by the Bank and acceptable to the Director in accordance with the principles of Section 280G of the Code.

         7. RIGHT TO DETERMINE FUNDING METHODS. The Bank reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Director or as applicable the Director's spouse or beneficiaries under the terms of this Agreement. In the event that the Bank elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Bank shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Bank further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to fund its obligations under this Agreement, at any time, whole or in part. Consistent with Paragraph 9 below, neither the Director, the Director's spouse nor the Director's beneficiaries shall have any right, title or interest in or to any funding source or amount utilized by the Bank pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Bank's obligations pursuant to this Agreement. In connection with the foregoing, the Director agrees to execute such documents and undergo such medical examinations or tests which the Bank may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Bank's acquisition of any policy of insurance or annuity. Furthermore, a refusal by the Director to consent to, participate in and undergo any such medical examinations or tests shall result in the immediate termination of this Agreement and the immediate forfeiture by the Director, or as applicable, the Director's spouse and beneficiaries of any and all rights to payment hereunder.

         8. CLAIMS PROCEDURE. The Bank shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Bank shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Bank denying a claim by the Director, the Director's spouse, or the beneficiaries, for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Director, the Director's spouse or the Director's beneficiaries, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Bank shall provide the Director, or as applicable, the Director's spouse or beneficiaries with a reasonable opportunity for a full and fair review of the decision denying such claim.

         9. STATUS AS AN UNSECURED GENERAL CREDITOR. Notwithstanding anything contained herein to the contrary: (i) neither the Director, the Director's spouse or beneficiaries shall have any legal or equitable rights, interests, or claims in or to any specific property or assets of the Bank as a result of this Agreement; (ii) none of the Bank's assets shall be held in or under any trust for the benefit of the Director, the Director's spouse or held in any way as security for the fulfillment of the obligations of the Bank under this Agreement; (iii) all of the Bank's assets shall be and remain the general unpledged and unrestricted assets of the Bank; (iv) the Bank's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Bank to pay money in the future; and (v) the Director, the Director's spouse and beneficiaries shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

         Notwithstanding subparagraphs (i) through (v) above, the Bank and the Director acknowledge and agree that, in the event of a Change in Control, and at the written request of the Director, or in the Bank's discretion if the Director's does not so request and the Bank nonetheless deems it appropriate, the Bank shall establish, not later than the effective date of the Change in Control, a Rabbi Trust or multiple Rabbi Trusts (the "Trust" or "Trusts") upon such terms and conditions as the Bank in its sole discretion, deems appropriate and in compliance with applicable provisions of the Code, in order to permit the Bank to make contributions and/or transfer assets to the Trust or Trusts to discharge its obligations pursuant to this Agreement. The principal of the Trust or Trusts and any earnings thereon shall be held separate and apart from other funds of the Bank to be used exclusively for discharge of the Bank's obligations pursuant to this Agreement and shall continue to be subject to the claims of the Bank's general creditors until paid to the Director or as applicable, the Director's spouse or beneficiaries in such manner and at such times as specified in this Agreement.

         10. DISCRETION OF BOARD TO ACCELERATE PAYOUT. Notwithstanding any of the other provisions of this Agreement, the Board of Directors of the Bank may, if determined in its sole and absolute discretion to be appropriate, accelerate the payment of the amounts due under the terms of this Agreement, provided that Director (or as applicable, the Director's spouse or beneficiaries): (i) consents to the revised payout terms determined appropriate by the Bank's Board of Directors; and (ii) does not negotiate or in any way influence the terms of proposed altered/accelerated payout (said decision to be made solely by the Bank's Board of Directors and offered to the Director [or the Director's spouse or beneficiaries] on a "take it or leave it basis").

         11.      MISCELLANEOUS.

                  11.1. OPPORTUNITY TO CONSULT WITH INDEPENDENT ADVISORS. The Director acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Director's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Director acknowledges and agrees shall be the sole responsibility of the Director notwithstanding any other term or provision of this Agreement. The Director further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Director and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successors and assigns to claim or assert liability on the part of the Bank related to the matters described above in this subparagraph 11.1. The Director further acknowledges and agrees that he has read, understands and consents to all of the terms and conditions of this Agreement, and that the he enters into this Agreement with a full understanding of its terms and conditions.

                  11.2. ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), located in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Bakersfield, California, unless otherwise agreed to by the parties.

                  11.3. ATTORNEY'S FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                  11.4. NOTICE. Any notice required or permitted of either the Director or the Bank under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the part transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

               If to the Bank:           Bank of Stockdale, F.S.B.
                                         5151 Stockdale Highway
                                         Bakersfield, California  93309
                                         Attn: Ed Hickman
                                         President


               If to the Director:       ___________________________
                                         ___________________________
                                         ___________________________

                  11.5. ASSIGNMENT. Neither the Director, or as applicable, the Director's spouse or beneficiaries, shall have any power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of the Director, or the Director's spouse or beneficiaries, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Director, the Director's spouse, or beneficiaries; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Bank shall thereupon have no further liability hereunder.

                  11.6. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and insure to the benefit of the Director and the Bank and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Bank shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

                  11.7. NON-WAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such terms(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

                  11.8. PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

                  11.9. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

         12. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

                  12.1. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

                  12.2. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                  12.3. GOVERNING LAW. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, shall govern the validity, interpretation, construction and effect of this Agreement.

                  12.4. WAIVER OF PRIOR PLAN BENEFIT. To the extent that the Director is a participant in any other supplemental benefit plan provided by the Bank which affords the Director benefits in the event of the Director's retirement, death, disability, termination or a change in control, it is an express condition precedent to the effectiveness of this Agreement that the Director execute and deliver the Waiver of Prior Plan Benefit attached as Schedule "D" to this Agreement.


         IN WITNESS WHEREOF, the Bank and the Director have executed this Agreement on the date first above written in the City of Bakersfield, Kern County, California.

BANK                                         DIRECTOR

BANK OF STOCKDALE, F.S.B.



By:  ______________________________          ______________________________
     Ed L. Hickman,
     President and Chief Executive Officer

                                   SCHEDULE A



CALENDAR YEAR                                 APPLICABLE PERCENTAGE
-------------                                 ---------------------
___________, 199__ to December 31, 199__               100%

                                   SCHEDULE B


                                DIRECTOR BENEFITS


Retirement Benefit Payments:


The Bank shall pay to the Director the Applicable Percentage of Seven Thousand Dollars ($7,000.00) in accordance with the terms of the Agreement.

                                   SCHEDULE C

                             BENEFICIARY DESIGNATION


         To the Administrator of the Bank of Stockdale Director Supplemental Compensation Benefits Agreement:

         Pursuant to the Provisions of my Director Supplemental Compensation Benefits Agreement with Bank of Stockdale, permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

PRIMARY BENEFICIARY:


----------------------    --------------------------       ---------------------
Name                      Address                          Relationship


SECONDARY (CONTINGENT)
BENEFICIARY:


----------------------    --------------------------       ---------------------
Name                      Address                          Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.


The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Director Supplemental Compensation Benefits Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit payable according to the terms of my Director Supplemental Compensation Benefits Agreement shall be payable to the personal representative of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Director Supplemental Compensation Benefits Agreement.

Dated:  ____________________, 1999            ______________________________



CONSENT OF THE DIRECTOR'S SPOUSE
TO THE ABOVE BENEFICIARY DESIGNATION:

         I, _______________________, being the spouse of _________________, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Director Supplemental Compensation Benefits Agreement entered into by my spouse effective ________________. I understand that the above Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Director Supplemental Compensation Benefits Agreement and in which I may have a marital property interest.

Dated:   ________________, 1999.



_________________________________
Type/Print Name

                                   SCHEDULE D

                          WAIVER OF PRIOR PLAN BENEFITS


         In consideration for the Director Benefits made available to the Director by this Director Supplemental Compensation Benefits Agreement (the "Agreement"), the Director acknowledges and agrees as follows:

                  (a) The Director is a party to that certain Bank of Stockdale Amended and Restated Deferred Fee Agreement made with the Bank dated ____________, 19__. Such Agreement, and all amendments, modifications, interpretations and understandings thereof or with respect thereto are referred to as the "Prior Plan Agreement".

                  (b) This Agreement and the Director Benefits hereunder are provided as a substitute for the Death Benefits provided by the Prior Plan Agreement. The Death Benefits under the Prior Plan Agreement are hereby terminated effective as of the Effective Date of this Agreement.

                  (c) The Director hereby waives and relinquishes for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successors and assigns, any and all right, entitlement and interest in and to the Death Benefits that the Director has or may have pursuant to the Prior Plan Agreement, and accepts the Director Benefits afforded by this Agreement in full and complete substitution for the Death Benefits otherwise provided by the Prior Plan Agreement.

                  (d) Without limiting the scope and effect of subparagraph 11.1 of the Agreement, the Director (i) has had an opportunity to consult with advisors of the Director's own choice in determining to enter into this Agreement and this Waiver, (ii) understands that the effect of this Waiver is to terminate, waive and relinquish forever all rights, entitlements and interests that the Director has or may have to Death Benefits under the Prior Plan Agreement and the benefits thereunder as a condition to receiving the Director Benefits under this Agreement; and (iii) Director is entering into this Agreement and this Waiver voluntarily and will full appreciate of the effect of doing so.


Dated: _______________, 1999                      ______________________________



I consent to and agree to be bound by the foregoing Waiver:


                                                  ______________________________